Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Regional Health Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)
Fees to Be Paid
Fees Previously Paid	Equity	Common Stock, no par value	Other(1)	1,405,768	N/A	$14,282,597.80		$1,558.24	(4)(5)
	Equity	Common Stock, no par value	Other(2)	0(2)	N/A	$0.00		$0.00
	Equity	12.5% Series B Cumulative Redeemable Preferred Shares, no par value	Other(3)	2,811,535	N/A	$12,103,658.18		$1,122.01
	Total Offering Amounts					$12,103,658.18		$1,122.01

	Total Fees Previously Paid							$2,065.88	(4)(5)

	Total Fee Offsets							$2,065.88	(6)

	Net Fee Due							$0.00	(6)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims		S-4	333-256667	June 1, 2021		$2,065.88	(5)(6)
Fees Offset Sources	Regional Health Properties, Inc.	S-4	333-256667		June 1, 2021			$2,065.88	(5)(6)

(1)

Calculated pursuant to Rules 457(c) and 457(f)(1) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee for this offering, based on the high and low prices of the Registrant’s 10.875% Series A Cumulative Redeemable Preferred Shares, no par value per share (the “Series A Preferred Stock”), as reported on the NYSE American LLC (the “NYSE American”) on June 28, 2021 ($5.08 per share), multiplied by the estimated maximum number of shares of Series A Preferred Stock (2,811,535) that could have been exchanged for the Registrant’s Common Stock, no par value per share (the “Common Stock”), that was previously registered.

(2)

The Registrant registered 1,405,768 shares of its Common Stock pursuant to the initial filing of this Registration Statement on Form S-4 on June 1, 2021. Pursuant to Amendment No. 2 to this Registration Statement on Form S-4 (“Amendment No. 2”), the Registrant decreased the number of shares of Common Stock registered pursuant to this Registration Statement on Form S-4 to 0.

(3)

Calculated pursuant to Rules 457(c) and 457(f)(1) under the Securities Act solely for the purpose of calculating the registration fee for this offering, based on the high and low prices of the Series A Preferred Stock as reported on the NYSE American on February 8, 2022 ($4.31 per share), multiplied by the estimated maximum number of shares of Series A Preferred Stock (2,811,535) that may be exchanged for the Registrant’s 12.5% Series B Cumulative Redeemable Preferred Shares, no par value per share (the “Series B Preferred Stock”), being registered.

(4)

The Registration Fee for this Registration Statement on Form S-4 with respect to the 1,405,768 shares of Common Stock previously registered upon the initial filing of this Registration Statement on Form S-4 was recalculated pursuant to Amendment No. 1 to this Registration Statement on Form S-4 in accordance with Rules 457(c) and 457(f)(1) under the Securities Act and was lowered from $2,065.88 to $1,558.24.

(5)	The Registrant previously paid $2,065.88 upon the initial filing of this Registration Statement on Form S-4 on June 1, 2021.
(6)

Pursuant to the recalculation procedure set forth in Instruction 2.A.iv of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure on Form S-4, the Registrant recalculated the filing fee due for this Registration Statement on Form S-4 and claimed an offset of $2,065.88 pursuant to Rule 457(b) under the Securities Act as set forth in Table 2. The $2,065.88 offset corresponded to the fee the Registrant previously paid in connection with the 1,405,768 shares of Common Stock previously registered upon the initial filing of this Registration Statement on Form S-4 on June 1, 2021. The number of shares of Common Stock registered on this Registration Statement on Form S-4 was decreased to 0 pursuant to Amendment No. 2. The Registrant confirms that (i) Amendment No. 2 was a pre-effective amendment, (ii) it increased the amount of shares of Series B Preferred Stock registered on this Registration Statement on Form S-4 pursuant to Amendment No. 2 from 0 to 2,811,535, (iii) it decreased the amount of shares of Common Stock registered on this Registration Statement on Form S-4 pursuant to Amendment No. 2 from 1,405,768 to 0, and (iv) it did not rely on Rule 457(o) under the Securities Act to calculate the filing fee due for the initial filing or any prior pre-effective amendments to this Registration Statement on Form S-4.